Exhibit 10.1.56

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

Intelsat Transponder Service Order No. 26546 – Amendment 1

	Intelsat Information:	Customer Information:
Name:	Intelsat Corporation (“Intelsat”)	Gogo LLC (“Customer”)
Place/Type of Organization:	A Delaware corporation	A Delaware corporation
Address:	7900 Tysons One Place	1250 N. Arlington Heights Road, Suite 500
City/Country:	McLean, VA 22102	Itasca, IL 60143
Attention:	Suzette Schmidt	Bhavini Desai / Tim Joyce
Telephone:	+1-703-559-6827	+1-630-647-1124 / +1-630-647-1427
Facsimile:	+1-703-559-7529
E-mail:	suzette.schmidt@intelsat.com	bdesai@gogoair.com / tjoyce@gogoair.com

1.	By signing and returning this Service Order No. 26546 - Amendment 1 (“Service Order”) to Intelsat, Gogo LLC (“Customer”) is making an offer to purchase the service described in this Service Order (“Service”) from Intelsat Corporation (“Intelsat”). This Service Order [***], as set forth below. When executed by Intelsat, this Service Order shall become binding.

2.	Provision of the Service is subject to Intelsat receiving from Customer any Deposit/Collateral specified below in a form acceptable to Intelsat at least 15 calendar days prior to the Service Start Date.

3.	The terms and conditions of the Master Service Agreement (“MSA”) referenced below shall apply to this Service Order and are incorporated herein by reference. Parties hereby agree that as of the Service Start Date set forth herein, Service Order No. 26546 is immediately terminated and replaced by this Service Order No. 26546 – Amendment No. 1, which shall be effective as of the same date.

Type of Service Order	Amendment
Master Service Agreement	Master Service Agreement No: 21078, 25-Apr-2008 Account No: 123639
Deposit/Collateral	Not Required
Billing Method	Monthly in Advance
Special Terms and Conditions	See section 6, below

SVO – 515035 - Revised

Service Type	3rd Party Satellite/Transponder Service
Orbital Location/Satellite	114.9°WL / SatMex-5 - 3rd Party Satellite
Bandwidth (MHz) (subject to availability at time of order execution)	[***]
Up/Downlink Beam	Ku-1 Beam
Preemptibility	Non-Preemptible
Service Start Date (SSD) - for the Amended Service	[***]
Service End Date (SED)	29 February 2016, or upon in-service of Sat-Mex 7, whichever occurs earlier
Service Fee (Monthly Recurring Charge)	[***]

SVO – 515035 - Unchanged

Service Type	3rd Party Satellite/Transponder Service
Orbital Location/Satellite	114.9°WL / SatMex-5 - 3rd Party Satellite
Bandwidth (MHz) (subject to availability at time of order execution)	[***]
Up/Downlink Beam	Ku-2 Beam
Preemptibility	Non-Preemptible
Service Start Date (SSD) - for the Amended Service	01-Mar-2014
Service End Date (SED)	29 February 2016, or upon in-service of Sat-Mex 7, whichever occurs earlier
Service Fee (Monthly Recurring Charge)	[***]

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4. The following Appendices attached hereto, all of which are incorporated herein by reference, shall collectively comprise this Transponder Service Order:

Appendix A: Additional Terms and Conditions for Transponder Services
Appendix B: Sat-Mex-5 Technical Appendix for Transponder Segment Service (previously provided to Customer)

5.	Each of the parties has duly executed and delivered this Service Order as of the latest date set forth below (the “Execution Date”).

INTELSAT CORPORATION		GOGO LLC

By:	/s/ Stephen Chernow	By:	/s/ Tim Joyce

Name:	Stephen Chernow	Name:	Tim Joyce

Title:	Vice President & Deputy General Counsel	Title:	VP RF Engineer

Date:	September 17, 2015	Date:	August 10, 2015

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APPENDIX A - ADDITIONAL TERMS AND CONDITIONS

FOR TRANSPONDER SERVICES

1.	THE SERVICE

Transponder Service is the supply of satellite capacity managed by Customer. Any renewal or extension of the Service will be the subject of a separate agreement.

1.1 Non-Preemptible Service: A Service that cannot be interrupted, suspended, or terminated to restore other Services.

1.2 Preemptible Service: A Service that may be interrupted, suspended, or terminated at any time. Customer must vacate the capacity immediately upon notification by Intelsat.

2.	PREEMPTION

2.1 Notification of Preemption: Customer will specify in writing, prior to the Service Start Date, a telephone number at which English-speaking personnel may be reached by Intelsat on a 24 x 7 basis.

2.2 Failure to Vacate: If Customer continues to use a Service after its Service End Date, Intelsat may terminate the Service or continue to provide it on a fully-preemptible basis for a price determined by Intelsat until terminated upon notice to Customer. Customer’s payment of this fee does not authorize Customer to continue to use the Service.

3.	SERVICE RESTORATION

3.1 Service Restoration: In the event any Service hereunder fails, Intelsat may restore the Service on the Satellite or another Intelsat satellite with substantially similar coverage and performance. Such capacity will then become the Service. If Intelsat does not restore a failed Service hereunder, this Service Order will terminate without further liability as of the time of failure.

3.2 Service Distribution and/or Wholesale Customer Agreement Customers: Annex F is deleted in its entirety and replaced with the following: In cases of satellite failure or malfunction, Intelsat will use reasonable efforts to restore affected Services in accordance with the relevant Service Order/Contract.

4.	SERVICE INTERRUPTION CREDITS/OUTAGE CREDITS AND CONFIRMED FAILURE

4.1 A “Service Interruption” or “Confirmed Outage” occurs when Service materially fails to comply with the performance parameters in the relevant Technical Appendix, and such noncompliance is confirmed by Intelsat. A Confirmed Outage will be deemed to commence when Customer notifies Intelsat, and to end when Intelsat notifies Customer or Customer has actual knowledge that Service has been restored. Any period during which Customer uses the applicable Service will not count towards the duration of the Service Interruption or Confirmed Outage.

4.2 “Interruption Credit” or “Outage Credit” is a credit against future charges for the Service. Credits will be given for Service Interruptions or Confirmed Outages of one (1) hour or more, and will be calculated as a proportion of the monthly service charge, based on the number of hours in the month of the Service Interruption or Confirmed Outage occurred.

4.3 Confirmed Failure: If the Service fails to meet the performance specifications of the Technical Appendix for: (a) a cumulative period of 10 hours during any consecutive 30-day period, or (b) any period of time following a catastrophic event under circumstances that make it clearly ascertainable that a failure described in clause (a) will occur, the Service shall, subject to Intelsat’s confirmation, have suffered a “Confirmed Failure.” All determinations as to Confirmed Failures should be made on an individual transponder segment by transponder segment basis. In the event of a Confirmed Failure, Intelsat may, subject to availability, employ certain redundant equipment units on the Satellite or provide Service to Customer using another transponder which provides substantially similar coverage and performance. If a Confirmed Failure occurs and Intelsat does not restore the Service within (a) 15 days if such Confirmed Failure is not due to a Force Majeure Event; or (b) 90 days if such Confirmed Failure is due to a Force Majeure Event; or (c) any shorter period if Intelsat determines that restoration within the time frame permitted in (a) or (b) is not reasonably achievable, either Party may terminate the affected portion of the Service upon notice to the other.

5.	MISCELLANEOUS

5.1 Billing Policy: Intelsat will commence billing on the Service Start Date, whether services commence or not, unless the delay is solely and directly caused by Intelsat. Intelsat may apply the Deposit/Collateral paid hereunder to cover any outstanding payments due by Customer to Intelsat under this Service Order or any other Service Order subject to the terms and conditions of the MSA set forth above. Intelsat shall return any remaining Deposit/Collateral to Customer when all Services under the MSA end and all liabilities are settled.

5.2 Alternate Service: During the term of this Service Order, Intelsat may replace the Satellite with another satellite that provides substantially similar coverage and performance. Intelsat may provide such capacity to Customer, using all reasonable efforts to minimize any disruption of operations while the Service is being transferred, and this Service Order will continue for the remainder of its term. Otherwise, the affected portion of the Service shall automatically terminate on the date that the Satellite is taken out of commercial operation at its orbital location.

5.3 Transmission Plan: Transmission plans must be submitted to Intelsat for approval at least 10 business days before the Service Start Date. Customer will be permitted, subject to Intelsat’s approval, to modify the transmission plan from time to time. Intelsat reserves the right to charge Customer a reasonable fee for transmission plan modifications. All proposed modifications must be submitted at least 10 business days prior to their intended activation. Intelsat’s approval of the transmission plan is not authorization for Customer to access the Intelsat space segment; a separate message from Intelsat will provide information to Customer for coordinating the activation of carriers. This Service Order is entered into with the understanding that this Service will not create harmful technical interference to other services. Should such interference occur, Customer assumes all liability. In addition, Intelsat reserves the right to ensure that no technical impairments are caused to other services, including, if necessary, terminating the Service.

5.4 Earth Station Approval: All Customer earth stations must be registered with Intelsat prior to the service start date. All antennas must be authorized in the host country by all relevant regulatory and licensing authorities. Registration is available via https://my.intelsat.com.

6.	SPECIAL TERMS AND CONDITIONS:

6.1 [***]

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